Exhibit 24

WACHOVIA PREFERRED FUNDING CORP.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of WACHOVIA PREFERRED FUNDING CORP. (the “Corporation”) hereby constitute and appoint Mark C. Treanor and Ross E. Jeffries, Jr., and each of them severally, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and the attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation, one or more Registration Statements to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 12,000,000 shares of the Corporation’s 7.25% Non-cumulative Exchangeable Perpetual Series A preferred securities, and to sign any and all amendments to such Registration Statements.

Signature	Capacity

/s/ G. KENNEDY THOMPSON G. Kennedy Thompson	President, Chief Executive Officer and Director

/s/ L. M. BAKER, JR. L. M. Baker, Jr.	Director

/s/ ROBERT P. KELLY Robert P. Kelly	Senior Executive Vice President and Chief Financial Officer

/s/ DAVID M. JULIAN David M. Julian	Senior Vice President and Corporate Controller (Principal Accounting Officer)

/s/ JAMES E. ALWARD James E. Alward	Director

/s/ JOEL J. GRIFFIN Joel J. Griffin	Director

/s/ CHARLES F. JONES Charles F. Jones	Director

Dated: January 10, 2003
Charlotte, North Carolina